Rule 424(b)(3)
File N0s. 333-144990

Exhibit A to Deposit Agreement

OVERSTAMP:  Effective October 25, 2007
each American Depositary Share
represents 4 deposited Shares.

No.
________________
AMERICAN DEPOSITARY SHARES
(Each American Depositary Share
represents 20 deposited Shares)

THE BANK OF NEW YORK
AMERICAN DEPOSITARY RECEIPT
FOR COMMON SHARES
WITHOUT PAR VALUE OF
CYRELA COMMERCIAL PROPERTIES
S.A. EMPREENDIMENTOS E
PARTICIPACOES
(A CORPORATION ORGANIZED
UNDER THE LAWS OF
THE FEDERATIVE REPUBLIC OF
BRAZIL)

The Bank of New York as depositary
(hereinafter called the Depositary), hereby
certifies that                      , or registered
assigns IS THE OWNER OF
AMERICAN DEPOSITARY SHARES

representing deposited common shares
(herein called Shares) of Cyrela Commercial
Properties S.A. Empreendimentos e
Participacoes, a corporation organized under the laws of the Federative Republic of Brazil
(herein called the Company). At the date hereof, each American Depositary Share represents 20 Shares which are either deposited or subject to deposit under the deposit agreement at the principal Sao Paulo, Brazil office of Banco Itau S.A. (herein called the Custodian). The Depositarys Corporate
Trust Office is located at a different address than its principal executive office. Its
Corporate Trust Office is located at 101
Barclay Street, New York, N.Y. 10286, and its principal executive office is located at One
Wall Street, New York, N.Y. 10286.

THE DEPOSITARYS CORPORATE
TRUST OFFICE ADDRESS IS
101 BARCLAY STREET, NEW YORK,
N.Y.  10286


1.	THE DEPOSIT AGREEMENT.
      This American Depositary Receipt is
one of an issue (herein called Receipts), all
issued and to be issued upon the terms and
conditions set forth in the deposit agreement,
dated as of August 10, 2007 (herein called the
Deposit Agreement), by and among the
Company, the Depositary, and all Owners and
Beneficial Owners from time to time of
Receipts issued thereunder, each of whom by
accepting a Receipt agrees to become a party
thereto and become bound by all the terms
and conditions thereof.  The Deposit
Agreement sets forth the rights of Owners
and Beneficial Owners of the Receipts and
the rights and duties of the Depositary in
respect of the Shares deposited thereunder
and any and all other securities, property and
cash from time to time received in respect of
such Shares and held thereunder (such
Shares, securities, property, and cash are
herein called Deposited Securities).  Copies
of the Deposit Agreement are on file at the
Depositarys Corporate Trust Office in New
York City and at the office of the Custodian.
      The statements made on the face and
reverse of this Receipt are summaries of
certain provisions of the Deposit Agreement
and are qualified by and subject to the
detailed provisions of the Deposit Agreement,
to which reference is hereby made.
Capitalized terms not defined herein shall
have the meanings set forth in the Deposit
Agreement.
2.	SURRENDER OF RECEIPTS
AND WITHDRAWAL OF SHARES.
      Upon surrender at the Corporate Trust
Office of the Depositary of this Receipt, and
upon payment of the fee of the Depositary
provided in this Receipt, and subject to the
terms and conditions of the Deposit
Agreement, the clearing procedures of the
Foreign Registrar and the Estatuto Social, the
Owner hereof is entitled to delivery, to him or
upon his order, of the amount of Deposited
Securities at the time represented by the
American Depositary Shares for which this
Receipt is issued.  Delivery of such Deposited
Securities may be made by the delivery of (a)
Shares in the name of the Owner hereof or as
ordered by him or by certificates properly
endorsed or accompanied by proper
instruments of transfer to such Owner or as
ordered by him and (b) any other securities,
property and cash to which such Owner is
then entitled in respect of this Receipt to such
Owner or as ordered by him.  Such delivery
will be made at the option of the Owner
hereof, either at the office of the Custodian or
at the Corporate Trust Office of the
Depositary, provided that the forwarding of
certificates for Shares or other Deposited
Securities for such delivery at the Corporate
Trust Office of the Depositary shall be at the
risk and expense of the Owner hereof.
Notwithstanding any other provision of the
Deposit Agreement or this Receipt, the
surrender of outstanding Receipts and
withdrawal of Deposited Securities may be
suspended only for (i) temporary delays
caused by closing the transfer books of the
Depositary or the Company or the deposit of
Shares in connection with voting at a
shareholders meeting, or the payment of
dividends, (ii) the payment of fees, taxes and
similar charges, (iii) compliance with any
U.S. or foreign laws or governmental
regulations relating to the Receipts or to the
withdrawal of the Deposited Securities, or
(iv) any other reason that may at any time be
specified in the General Instructions to Form
F-6, as from time to time in effect, or any
successor provisions thereto.  The Depositary
will comply with written instructions of the
Company that the Depositary shall not accept
for deposit any Shares identified in such
instructions at such times and under such
circumstances as may reasonably be specified
in such instructions in order to facilitate the
Companys compliance with the securities
laws in the United States.
3.	TRANSFERS, SPLIT-UPS, AND
COMBINATIONS OF RECEIPTS.
      The transfer of this Receipt is
registrable on the books of the Depositary at
its Corporate Trust Office by the Owner
hereof in person or by a duly authorized
attorney, upon surrender of this Receipt
properly endorsed for transfer or
accompanied by proper instruments of
transfer and funds sufficient to pay any
applicable transfer taxes and the expenses of
the Depositary and upon compliance with
such regulations, if any, as the Depositary
may establish for such purpose.  This Receipt
may be split into other such Receipts, or may
be combined with other such Receipts into
one Receipt, evidencing the same aggregate
number of American Depositary Shares as the
Receipt or Receipts surrendered.  As a
condition precedent to the execution and
delivery, registration of transfer, split-up,
combination, or surrender of any Receipt or
withdrawal of any Deposited Securities, the
Depositary, the Custodian, or Registrar may
require payment from the depositor of Shares
or the presenter of the Receipt of a sum
sufficient to reimburse it for any tax or other
governmental charge and any stock transfer
or registration fee with respect thereto
(including any such tax or charge and fee
with respect to Shares being deposited or
withdrawn) and payment of any applicable
fees as provided in this Receipt, may require
the production of proof satisfactory to it as to
the identity and genuineness of any signature
and may also require compliance with any
regulations the Depositary may establish
consistent with the provisions of the Deposit
Agreement or this Receipt, including, without
limitation, this Article 3.
      The delivery of Receipts against
deposits of Shares generally or against
deposits of particular Shares may be
suspended, or the transfer of Receipts in
particular instances may be refused, or the
registration of transfer of outstanding
Receipts or the combination or split-up of
Receipts generally may be suspended, during
any period when the transfer books of the
Depositary, the Company or the Foreign
Registrar are closed, or if any such action is
deemed necessary or advisable by the
Depositary or the Company at any time or
from time to time because of any requirement
of law or of any government or governmental
body or commission, or under any provision
of the Deposit Agreement or this Receipt, or
for any other reason, subject to Article (22)
hereof.  Without limitation of the foregoing,
the Depositary shall not knowingly accept for
deposit under the Deposit Agreement any
Shares required to be registered under the
provisions of the Securities Act, unless a
registration statement is in effect as to such
Shares.
4.	LIABILITY OF OWNER FOR
TAXES.
      If any tax or other governmental
charge shall become payable with respect to
any Receipt or any Deposited Securities
represented hereby, such tax or other
governmental charge shall be payable by the
Owner or Beneficial Owner hereof to the
Depositary.  The Depositary may refuse to
effect any transfer of this Receipt or any
withdrawal of Deposited Securities
represented by American Depositary Shares
evidenced by such Receipt until such
payment is made, and may withhold any
dividends or other distributions, or may sell
for the account of the Owner hereof any part
or all of the Deposited Securities represented
by the American Depositary Shares
evidenced by this Receipt, and may apply
such dividends or other distributions or the
proceeds of any such sale in payment of such
tax or other governmental charge (and any
taxes or expenses arising out of such sale) and
the Owner or Beneficial Owner hereof shall
remain liable for any deficiency.
5.	WARRANTIES OF DEPOSITORS.
      Every person depositing Shares under
the Deposit Agreement shall be deemed
thereby to represent and warrant that such
Shares and each certificate therefor, if
applicable, are validly issued, fully paid,
nonassessable and free of any pre-emptive
rights of the holders of outstanding Shares
and that the person making such deposit is
duly authorized so to do.  Every such person
shall also be deemed to represent that the
deposit of such Shares and the sale of
Receipts evidencing American Depositary
Shares representing such Shares by that
person are not restricted under the Securities
Act.  Such representations and warranties
shall survive the deposit of Shares and
issuance of Receipts.
6.	FILING PROOFS,
CERTIFICATES, AND OTHER
INFORMATION.
      Any person presenting Shares for
deposit or any Owner or Beneficial Owner of
a Receipt may be required from time to time
to file with the Depositary or the Custodian
such proof of citizenship or residence,
exchange control approval, compliance with
all applicable laws, regulations and provisions
of or governing the Deposited Securities, or
such information relating to the registration
on the books of the Company or the Foreign
Registrar, if applicable, to execute such
certificates and to make such representations
and warranties, as the Depositary may deem
reasonably necessary or proper or as the
Company may reasonably require by written
request to the Depositary.  The Depositary
may withhold the delivery or registration of
transfer of any Receipt or the distribution of
any dividend or sale or distribution of rights
or of the proceeds thereof or the delivery of
any Deposited Securities until such proof or
other information is filed or such certificates
are executed or such representations and
warranties made. If requested in writing by
the Company, the Depositary shall provide
the Company, in a timely manner, with copies
of the proofs, certificates or information that
it receives pursuant to Section 3.1 of the
Deposit Agreement, unless prohibited by
applicable law.  No Share shall be accepted
for deposit unless accompanied by evidence
reasonably satisfactory to the Depositary that
any necessary approval has been granted by
the Central Bank or any governmental body
in Brazil which is then performing the
function of the regulation of currency
exchange.
7.	CHARGES OF DEPOSITARY.
      The Company agrees to pay the fees,
reasonable expenses and out-of-pocket
charges of the Depositary and those of any
Registrar only in accordance with agreements
in writing entered into between the
Depositary and the Company from time to
time.  The Depositary shall present its
statement for such charges and expenses to
the Company once every three months.  The
charges and expenses of the Custodian are for
the sole account of the Depositary.
      The following charges shall be
incurred by any party depositing or
withdrawing Shares or by any party
surrendering Receipts or to whom Receipts
are issued (including, without limitation,
issuance pursuant to a stock dividend or stock
split declared by the Company or an
exchange of stock regarding the Receipts or
Deposited Securities or a distribution of
Receipts pursuant to Section 4.3 of the
Deposit Agreement), or by Owners, as
applicable:  (1) taxes and other governmental
charges, (2) such registration fees as may
from time to time be in effect for the
registration of transfers of Shares generally
on the Share register of the Company or
Foreign Registrar and applicable to transfers
of Shares to or from the name of the
Depositary or its nominee or the Custodian or
its nominee on the making of deposits or
withdrawals under the Deposit Agreement,
(3) such cable, telex and facsimile
transmission expenses as are expressly
provided in the Deposit Agreement, (4) such
expenses as are incurred by the Depositary in
the conversion of Foreign Currency pursuant
to Section 4.5 of the Deposit Agreement, (5) a
fee of $5.00 or less per 100 American
Depositary Shares (or portion thereof) for the
execution and delivery of Receipts pursuant
to Section 2.3, 4.3 or 4.4 of the Deposit
Agreement and the surrender of Receipts
pursuant to Section 2.5 or 6.2 of the Deposit
Agreement, (6) a fee of $.02 or less per
American Depositary Share (or portion
thereof) for any cash distribution made
pursuant to the Deposit Agreement,
including, but not limited to Sections 4.1
through 4.4 of the Deposit Agreement, (7) a
fee for the distribution of securities pursuant
to Section 4.2 of the Deposit Agreement, such
fee being in an amount equal to the fee for the
execution and delivery of American
Depositary Shares referred to above which
would have been charged as a result of the
deposit of such securities (for purposes of this
clause 7 treating all such securities as if they
were Shares) but which securities are instead
distributed by the Depositary to Owners, (8) a
fee of $.02 or less per American Depositary
Share (or portion thereof) per annum for
depositary services, which will be payable as
provided in clause (9) below, and (9) any
other charge payable by the Depositary, any
of the Depositarys agents, including the
Custodian, or the agents of the Depositarys
agents in connection with the servicing of
Shares or other Deposited Securities (which
charge shall be assessed against Owners as of
the date or dates set by the Depositary in
accordance with Section 4.6 of the Deposit
Agreement and shall be payable at the sole
discretion of the Depositary by billing such
Owners for such charge or by deducting such
charge from one or more cash dividends or
other cash distributions).
      The Depositary, subject to Section 2.9
of the Deposit Agreement, may own and deal
in any class of securities of the Company and
its affiliates and in Receipts.
8.	PRE-RELEASE OF RECEIPTS.
      The Depositary may issue Receipts
against the delivery by the Company (or any agent of the Company recording Share ownership) of rights to receive Shares from the Company (or any such agent). No such issue of Receipts will be deemed a Pre-Release that is subject to the restrictions of the following paragraph.

      Unless requested in writing by the
Company to cease doing so, the Depositary may, notwithstanding Section 2.3 of the Deposit Agreement, execute and deliver
Receipts prior to the receipt of Shares
pursuant to Section 2.2 of the Deposit
Agreement (Pre-Release). The Depositary may, pursuant to Section 2.5 of the Deposit
Agreement, deliver Shares upon the receipt and cancellation of Receipts which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been Pre-Released. The
Depositary may receive Receipts in lieu of Shares in satisfaction of a Pre-Release. Each
Pre-Release will be (a) preceded or
accompanied by a written representation and agreement from the person to whom Receipts are to be delivered (the Pre-Releasee) that the Pre-Releasee, or its customer, (i) owns the Shares or Receipts to be remitted, as the case may be, (ii) assigns all beneficial rights, title and interest in such Shares or Receipts, as the case may be, to the Depositary in its capacity as such and for the benefit of the Owners, and
(iii) will not take any action with respect to such Shares or Receipts, as the case may be, that is inconsistent with the transfer of beneficial ownership (including, without the consent of the Depositary, disposing of such Shares or Receipts, as the case may be), other than in satisfaction of such Pre-Release, (b) at all times fully collateralized with cash, U.S.
government securities or such other collateral as the Depositary determines, in good faith, will provide substantially similar liquidity and security, (c) terminable by the Depositary on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The number of Shares not deposited but represented by American Depositary Shares outstanding at any time as a result of Pre-Releases will not normally exceed thirty percent (30%) of the Shares deposited hereunder; provided, however, that the Depositary reserves the right to disregard such limit from time to time as it deems reasonably appropriate, and may, with the prior written consent of the Company, change such limit for purposes of general application. For purposes of enabling the Depositary to fulfill its obligations to the Owners under the Deposit Agreement, the collateral referred to in clause (b) above shall be held by the Depositary as security for the performance of the Pre-Releasees obligations to the Depositary in connection with a Pre-Release transaction, including the
Pre-Releasees obligation to deliver Shares or Receipts upon termination of a Pre-Release transaction (and shall not, for the avoidance of doubt, constitute Deposited Securities hereunder).

      The Depositary may retain for its own
account any compensation received by it in
connection with the foregoing.
9.	TITLE TO RECEIPTS.
      It is a condition of this Receipt and
every successive Owner and Beneficial
Owner of this Receipt by accepting or
holding the same consents and agrees, that
title to this Receipt when properly endorsed
or accompanied by proper instruments of
transfer, is transferable by delivery with the
same effect as in the case of a negotiable
instrument under the laws of New York;
provided, however, that the Depositary and
the Company, notwithstanding any notice to
the contrary, may treat the person in whose
name this Receipt is registered on the books
of the Depositary as the absolute owner
hereof for the purpose of determining the
person entitled to distribution of dividends or
other distributions or to any notice provided
for in the Deposit Agreement and for all other
purposes, and neither the Depositary nor the
Company shall have any obligation or be
subject to liability under the Deposit
Agreement to any Beneficial Owner of a
Receipt unless that Beneficial Owner is the
Owner of that Receipt.
10.	VALIDITY OF RECEIPT.
      This Receipt shall not be entitled to
any benefits under the Deposit Agreement or
be valid or obligatory for any purpose, unless
this Receipt shall have been executed by the
Depositary by the manual or facsimile
signature of a duly authorized signatory of the
Depositary, provided, however, that such
signature may be a facsimile if a Registrar for
the Receipts shall have been appointed and
such Receipts are countersigned by the
manual or facsimile signature of a duly
authorized officer of the Registrar.
11.	REPORTS; INSPECTION OF
TRANSFER BOOKS.
      The Company currently furnishes the
Securities and Exchange Commission
(hereinafter called the Commission) with
certain public reports and documents required
by foreign law or otherwise under Rule
12g3-2(b) under the Securities Exchange Act
of 1934.
      Such reports and communications will
be available for inspection and copying at the
public reference facilities maintained by the
Commission located at 100 F Street, N.E.,
Washington, D.C. 20549.
      The Depositary will make available
for inspection by Owners of Receipts at its
Corporate Trust Office any reports, notices
and communications, including any proxy
soliciting material, received from the
Company which are both (a) received by the
Depositary as the holder of the Deposited
Securities and (b) made generally available to
the holders of such Deposited Securities by
the Company.  The Depositary shall also,
upon written request, send to the Owners of
Receipts copies of such reports furnished by
the Company pursuant to the Deposit
Agreement. Any such reports, notices and
communications, including any such proxy
soliciting material, furnished to the
Depositary by the Company shall be
furnished in English, to the extent such
materials are required to be translated into
English pursuant to any regulations of the
Commission.
      The Depositary shall keep books at its
Corporate Trust Office for the registration of
Receipts and transfers of Receipts which at
all reasonable times shall be open for
inspection by the Owners of Receipts,
provided that such inspection shall not be for
the purpose of communicating with Owners
of Receipts in the interest of a business or
object other than the business of the
Company or a matter related to the Deposit
Agreement or the Receipts.
12.	DIVIDENDS AND
DISTRIBUTIONS.
      Whenever the Depositary shall receive
any cash dividend or other cash distribution
on any Deposited Securities, the Depositary
shall, if at the time of receipt thereof any
amounts received in a Foreign Currency can
in the judgment of the Depositary be
converted on a reasonable basis into United
States dollars transferable to the United
States, and subject to the Deposit Agreement,
convert such dividend or distribution into
Dollars and shall as promptly as practicable
distribute the amount thus received (net of the
fees and expenses of the Depositary as
provided in the Deposit Agreement, if
applicable) to the Owners of Receipts entitled
thereto as of the record date fixed pursuant to
Section 4.6 of the Deposit Agreement;
provided, however, that in the event that the
Company or the Depositary shall be required
to withhold and does withhold from such cash
dividend or such other cash distribution in
respect of any Deposited Securities an
amount on account of taxes, the amount
distributed to the Owners of the Receipts
evidencing American Depositary Shares
representing such Deposited Securities shall
be reduced accordingly.
      Subject to the provisions of Sections
4.11 and 5.9 of the Deposit Agreement,
whenever the Depositary shall receive any
distribution other than a distribution
described in Section 4.1, 4.3 or 4.4 of the
Deposit Agreement, the Depositary shall, as
promptly as practicable, cause the securities
or property received by it to be distributed to
the Owners of Receipts entitled thereto, after
deduction or upon payment of any fees and
expenses of the Depositary or any taxes or
other governmental charges, in any manner
that the Depositary may deem equitable and
practicable for accomplishing such
distribution; provided, however, that if in the
opinion of the Depositary such distribution
cannot be made proportionately among the
Owners of Receipts entitled thereto, or if for
any other reason the Depositary deems such
distribution not to be feasible, the Depositary
may adopt such method as it may deem
equitable and practicable for the purpose of
effecting such distribution, including, but not
limited to, the public or private sale of the
securities or property thus received, or any
part thereof, and the net proceeds of any such
sale (net of the fees of the Depositary as
provided in Section 5.9 of the Deposit
Agreement and any expenses in connection
with such sale) shall be distributed by the
Depositary to the Owners of Receipts entitled
thereto as in the case of a distribution
received in cash pursuant to Section 4.1 of the
Deposit Agreement. To the extent such
securities or property or the net proceeds
thereof are not distributed to the Owners as
provided in this Section 4.2, the same shall
constitute Deposited Securities and each
American Depositary Share shall thereafter
also represent its proportionate interest in
such securities, property or net proceeds.  The
Depositary may withhold any distribution of
securities under Section 4.2 of the Deposit
Agreement if it has not received satisfactory
assurances from the Company that the
distribution does not require registration
under the Securities Act.
      If any distribution upon any Deposited
Securities consists of a dividend in, or free
distribution of, Shares, the Depositary may,
and shall if the Company shall so request,
distribute, as promptly as practicable, to the
Owners of outstanding Receipts entitled
thereto as of the record date fixed pursuant to
Section 4.6 of the Deposit Agreement,
additional Receipts evidencing an aggregate
number of American Depositary Shares
representing the amount of Shares received as
such dividend or free distribution, subject to
the terms and conditions of the Deposit
Agreement with respect to the deposit of
Shares and the issuance of American
Depositary Shares evidenced by Receipts,
including the withholding of any tax or other
governmental charge as provided in Section
4.11 of the Deposit Agreement and the
payment of the fees of the Depositary as
provided in Section 5.9 of the Deposit
Agreement.  In lieu of delivering Receipts for
fractional American Depositary Shares in any
such case, the Depositary shall sell the
amount of Shares represented by the
aggregate of such fractions and distribute the
net proceeds, all in the manner and subject to
the conditions set forth in the Deposit
Agreement.  If additional Receipts are not so
distributed, each American Depositary Share
shall thenceforth also represent the additional
Shares distributed upon the Deposited
Securities represented thereby.
      In the event that the Depositary
reasonably determines that any distribution in
property other than cash (including Shares
and rights to subscribe therefor) is subject to
any tax or other governmental charge which
the Depositary is obligated to withhold, the
Depositary may by public or private sale
dispose of all or a portion of such property
(including Shares and rights to subscribe
therefor) in such amounts and in such manner
as the Depositary deems reasonably necessary
and practicable to pay any such taxes or
charges and the Depositary shall distribute the
net proceeds of any such sale after deduction
of such taxes or charges to the Owners of
Receipts entitled thereto.  The Depositary will
forward to the Company or its agent such
information from its records as the Company
or its agent may reasonably request to enable
the Company or its agent to file necessary
reports with governmental agencies, and the
Depositary or the Company or its agent may
file any such reports necessary to obtain
benefits under the applicable tax treaties for
the Beneficial Owners.  The Depositary shall
report to the Owners the amount of any taxes
or other governmental charges withheld or
paid by it, the Custodian or, to the extent the
Depositary receives that information from the
Company.  The Owners shall indemnify the
Depositary, the Company, the Custodian and
any of their respective directors, employees,
agents and affiliates against, and hold each of
them harmless from, any claims by any
governmental authority with respect to taxes,
additions to tax, penalties or interest arising
out of any refund of taxes, reduced rate of
withholding at source or other tax benefit
obtained.
13.	CONVERSION OF FOREIGN
CURRENCY.
      Whenever the Depositary or the
Custodian shall receive Foreign Currency, by
way of dividends or other distributions or the
net proceeds from the sale of securities,
property or rights, and if at the time of the
receipt thereof the Foreign Currency so
received can in the judgment of the
Depositary be converted on a reasonable basis
into Dollars and the resulting Dollars
transferred to the United States, the
Depositary shall convert or cause to be
converted as promptly as practicable, by sale
or in any other manner that it may determine
in accordance with applicable law, such
Foreign Currency into Dollars, and such
Dollars shall be distributed to the Owners
entitled thereto or, if the Depositary shall
have distributed any warrants or other
instruments which entitle the holders thereof
to such Dollars, then to the holders of such
warrants and/or instruments upon surrender
thereof for cancellation.  Such distribution
may be made upon an averaged or other
practicable basis without regard to any
distinctions among Owners on account of
exchange restrictions, the date of delivery of
any Receipt or otherwise and shall be net of
any expenses of conversion into Dollars
incurred by the Depositary as provided in
Section 5.9 of the Deposit Agreement.
      If such conversion or distribution can
be effected only with the approval or license
of any government or agency thereof, the
Depositary shall file such application for
approval or license, if any, as it may deem
desirable.
      If at any time the Depositary shall
determine that in its judgment any Foreign
Currency received by the Depositary or the
Custodian is not convertible on a reasonable
basis, in whole or in part, into Dollars
transferable to the United States, or if any
approval or license of any government or
agency thereof which is required for such
conversion is denied or in the opinion of the
Depositary is not obtainable, or if any such
approval or license is not obtained within a
reasonable period as determined by the
Depositary, the Depositary may distribute the
Foreign Currency (or an appropriate
document evidencing the right to receive such
Foreign Currency) received by the Depositary
to, or in its discretion may hold such Foreign
Currency uninvested and without liability for
interest thereon for the respective accounts of,
the Owners entitled to receive the same.
      If any such conversion of Foreign
Currency, in whole or in part, cannot be
effected for distribution to some of the
Owners entitled thereto, the Depositary may
in its discretion make such conversion and
distribution in Dollars to the extent
permissible to the Owners entitled thereto and
may distribute the balance of the Foreign
Currency received by the Depositary to, or
hold such balance uninvested and without
liability for interest thereon for the respective
accounts of, the Owners entitled thereto.
14.	RIGHTS.
      In the event that the Company shall
offer or cause to be offered to the holders of
any Deposited Securities any rights to
subscribe for additional Shares or any rights
of any other nature, the Depositary, after
Consultation with the Company, shall have
discretion as to the procedure to be followed
in making such rights available to any
Owners or in disposing of such rights on
behalf of any Owners and making the net
proceeds available to such Owners or, if by
the terms of such rights offering or for any
other reason it would be unlawful or not
feasible for the Depositary either to make
such rights available to any Owners or
dispose of such rights and make the net
proceeds available to such Owners, then the
Depositary shall allow the rights to lapse.  If
at the time of the offering of any rights the
Depositary determines in its discretion that it
is lawful and feasible to make such rights
available to all Owners or to certain Owners
but not to other Owners, the Depositary may
distribute, to any Owner to whom it
determines the distribution to be lawful and
feasible, in proportion to the number of
American Depositary Shares held by such
Owner, warrants or other instruments therefor
in such form as it deems appropriate.
      In circumstances in which rights
would otherwise not be distributed, if an
Owner of Receipts requests the distribution of
warrants or other instruments in order to
exercise the rights allocable to the American
Depositary Shares of such Owner under the
Deposit Agreement, the Depositary will make
such rights available to such Owner upon
written notice from the Company to the
Depositary that (a) the Company has elected
in its sole discretion to permit such rights to
be exercised and (b) such Owner has
executed such documents as the Company has
determined in its sole discretion are
reasonably required under applicable law.
      If the Depositary has distributed
warrants or other instruments for rights to all
or certain Owners, then upon instruction from
such an Owner pursuant to such warrants or
other instruments to the Depositary from such
Owner to exercise such rights, upon payment
by such Owner to the Depositary for the
account of such Owner of an amount equal to
the purchase price of the Shares to be
received upon the exercise of the rights, and
upon payment of the fees and expenses of the
Depositary and any other charges as set forth
in such warrants or other instruments, the
Depositary shall, on behalf of such Owner,
exercise the rights and purchase the Shares,
and the Company shall cause the Shares so
purchased to be delivered to the Depositary
on behalf of such Owner.  As agent for such
Owner, the Depositary will cause the Shares
so purchased to be deposited pursuant to
Section 2.2 of the Deposit Agreement, and
shall, pursuant to Section 2.3 of the Deposit
Agreement, execute and deliver Receipts to
such Owner.  In the case of a distribution
pursuant to the second paragraph of this
Article, such Receipts shall be legended in
accordance with applicable U.S. laws, and
shall be subject to the appropriate restrictions
on sale, deposit, cancellation and transfer
under such laws.
      If the Depositary determines that it is
not lawful and feasible to make such rights
available to all or certain Owners, it may sell
the rights, warrants or other instruments in
proportion to the number of American
Depositary Shares held by the Owners to
whom it has determined it may not lawfully
or feasibly make such rights available, and
allocate the net proceeds of such sales (net of
the fees and expenses of the Depositary as
provided in Section 5.9 of the Deposit
Agreement and all taxes and governmental
charges payable in connection with such
rights and subject to the terms and conditions
of the Deposit Agreement) for the account of
such Owners otherwise entitled to such rights,
warrants or other instruments, upon an
averaged or other practical basis without
regard to any distinctions among such
Owners because of exchange restrictions or
the date of delivery of any Receipt or
otherwise.
      The Depositary will not offer rights to
Owners unless both the rights and the
securities to which such rights relate are
either exempt from registration under the
Securities Act with respect to a distribution to
Owners or are registered under the provisions
of the Securities Act; provided, that nothing
in the Deposit Agreement shall create any
obligation on the part of the Company to file
a registration statement with respect to such
rights or underlying securities or to endeavor
to have such a registration statement declared
effective.  If an Owner of Receipts requests
the distribution of warrants or other
instruments, notwithstanding that there has
been no such registration under the Securities
Act, the Depositary shall not effect such
distribution unless it has received an opinion
from recognized counsel in the United States
for the Company upon which the Depositary
may rely that such distribution to such Owner
is exempt from such registration.
      The Depositary and the Company
shall not be responsible for any failure by the
Depositary to determine that it may be lawful
or feasible to make such rights available to
Owners in general or any Owner in particular.
15.	RECORD DATES.
      Whenever any cash dividend or other
cash distribution shall become payable or any
distribution other than cash shall be made, or
whenever rights shall be issued with respect
to the Deposited Securities, or whenever for
any reason the Depositary causes a change in
the number of Shares that are represented by
each American Depositary Share, or
whenever the Depositary shall receive notice
of any meeting of holders of Shares or other
Deposited Securities, or whenever the
Depositary shall find it necessary or
convenient, the Depositary shall fix a record
date (a) for the determination of the Owners
of Receipts who shall be (i) entitled to receive
such dividend, distribution or rights or the net
proceeds of the sale thereof or (ii) entitled to
give instructions for the exercise of voting
rights at any such meeting, or (b) on or after
which each American Depositary Share will
represent the changed number of Shares,
subject to the provisions of the Deposit
Agreement.
16.	VOTING OF DEPOSITED
SECURITIES.
      Upon receipt of notice of any meeting
or solicitation of proxies or consent of holders
of Shares or other Deposited Securities, if
requested in writing by the Company, the
Depositary shall, as soon as practicable
thereafter, mail to the Owners of Receipts a
notice, the form of which notice shall be
previously provided to the Company for its
review and comment, which shall contain (a)
such information as is contained in such
notice of meeting  and in the solicitation
materials, if any, received by the Depositary
from the Company, or if requested by the
Company a summary in English provided by
the Company, and (b) a statement that the
Owners as of the close of business on a
specified record date will be entitled, subject
to any applicable provision of the laws of
Brazil, the Estatuto Social and the provisions
of the Deposited Securities, to instruct the
Depositary as to the exercise of the voting
rights, if any, pertaining to the amount of
Shares or other Deposited Securities
represented by their respective American
Depositary Shares and (c) a statement as to
the manner in which such instructions may be
given, including an express indication that
such instructions may be given or deemed
given in accordance with the last sentence of
this paragraph if no instruction is received, to
the Depositary to give a discretionary proxy
to a person designated by the Company.
Upon the written request of an Owner on such
record date, received on or before the date
established by the Depositary for such
purpose (the Instruction Date), the Depositary
shall endeavor, insofar as practicable and
permitted under the provisions of the Deposit
Agreement, the Estatuto Social, applicable
laws and regulations and the terms and
conditions of or governing the Deposited
Securities to vote or cause to be voted the
amount of Shares or other Deposited
Securities represented by the American
Depositary Shares evidenced by such Receipt
in accordance with the instructions set forth
in such request.  If the Company made a
request to the Depositary as contemplated by
the first sentence of Section 4.7 of the
Deposit Agreement and complied with the
following paragraph and if no instructions are
received by the Depositary from any Owner
with respect to any of the Deposited
Securities represented by the American
Depositary Shares evidenced by such Owners
Receipts on or before the Instruction Date, the
Depositary shall deem such Owner to have
instructed the Depositary to give, and the
Depositary shall give, a discretionary proxy
to a person designated by the Company with
respect to such Deposited Securities and the
Depositary shall give a discretionary proxy to
a person designated by the Company to vote
such Deposited Securities, provided, that no
such instruction shall be given and no such
discretionary proxy shall be given with
respect to any matter as to which the
Company informs the Depositary (and the
Company agrees to provide such information
as promptly as practicable in writing, if
applicable) that (x) the Company does not
wish such proxy given, (y) substantial
opposition exists or (z) such matter materially
and adversely affects the rights of holders of
Shares.  Neither the Depositary nor the
Custodian shall under any circumstances
exercise any discretion as to voting, and
neither the Depositary nor the Custodian shall
vote, or attempt to exercise the right to vote,
the Deposited Securities except in accordance
with the voting instructions timely received
from Owners or deemed received under the
previous sentence.
      In order to give Owners a reasonable
opportunity to instruct the Depositary as to
the exercise of voting rights relating to
Deposited Securities, if the Company will
request the Depositary to act under the
preceding paragraph, the Company shall give
the Depositary notice of any such meeting or
solicitation and details concerning the matters
to be voted upon not less than 30 days prior to
the meeting date or date for giving such
proxies or consents.
      There can be no assurance that
Owners generally or any Owner in particular
will receive the notice described in the
preceding paragraph sufficiently prior to the
Instruction Date to ensure that the Depositary
will vote the Shares or Deposited Securities
in accordance with the provisions set forth in
the preceding paragraph.
      Subject to the rules of any securities
exchange on which Global Depositary Shares
or the Deposited Securities are listed, the
Depositary shall, if requested in writing by
the Company, deliver to the Company, to the
attention of its Investor Relations Officer, at
least three Brazilian business days prior to the
date of a meeting of holders of Deposited
Securities, copies of all instructions received
from Owners in accordance with which the
Depositary will vote or cause to be voted
Deposited Securities at that meeting.
17.	CHANGES AFFECTING
DEPOSITED SECURITIES.
      In circumstances where the provisions
of Section 4.3 of the Deposit Agreement do
not apply, upon any change in nominal value,
change in par value, split-up, consolidation or
any other reclassification of Deposited
Securities, or upon any recapitalization,
reorganization, merger or consolidation, or
sale of assets affecting the Company or to
which it is a party, any securities which shall
be received by the Depositary or the
Custodian in exchange for or in conversion of
or in respect of Deposited Securities shall be
treated as new Deposited Securities under the
Deposit Agreement, and American
Depositary Shares shall thenceforth represent,
in addition to the existing Deposited
Securities, if any, the new Deposited
Securities so received in exchange or
conversion, unless additional Receipts are
delivered pursuant to the following sentence.
In any such case the Depositary may, and
shall if the Company shall so request, execute
and deliver additional Receipts as in the case
of a dividend in Shares, or call for the
surrender of outstanding Receipts to be
exchanged for new Receipts specifically
describing such new Deposited Securities.
18.	LIABILITY OF THE COMPANY
AND DEPOSITARY.
      Neither the Depositary nor the
Company nor any of their respective
controlling persons, directors, officers,
employees, agents or affiliates shall incur any
liability to any Owner or Beneficial Owner of
any Receipt, if by reason of any provision of
any present or future law or regulation of the
United States, Brazil or any other country, or
of any governmental or regulatory authority
or stock exchange, or by reason of any
provision, present or future, of the Estatuto
Social, or by reason of any provision of any
Securities issued or distributed by the
Company, or any Offering or distribution
thereof or by reason of any act of God or war
or terrorism or other circumstances beyond its
control, the Depositary or the Company shall
be prevented, delayed or forbidden from, or
be subject to any civil or criminal penalty on
account of, doing or performing any act or
thing which by the terms of the Deposit
Agreement or Deposited Securities it is
provided shall be done or performed; nor
shall the Depositary or the Company or any
of their respective controlling persons,
directors, officers, employees, agents or
affiliates incur any liability to any Owner or
Beneficial Owner of a Receipt by reason of
any non-performance or delay, caused as
aforesaid, in the performance of any act or
thing which by the terms of the Deposit
Agreement it is provided shall or may be
done or performed, or by reason of any
exercise of, or failure to exercise, any
discretion provided for in the Deposit
Agreement, for the inability of any Owner or
Beneficial Owner to benefit from any
distribution, offering, right or other benefit
which is made available to holders of
Deposited Securities but is not, under the
terms of the Deposit Agreement, made
available to Owners or Beneficial Owners or
for any special, consequential or punitive
damages for any breach of the terms of the
Deposit Agreement.  Where, by the terms of a
distribution pursuant to Section 4.1, 4.2 or 4.3
of the Deposit Agreement, or an offering or
distribution pursuant to Section 4.4 of the
Deposit Agreement, or for any other reason,
such distribution or offering may not be made
available to some or all of the Owners of
Receipts, and the Depositary may not dispose
of such distribution or offering on behalf of
such Owners and make the net proceeds
available to such Owners, then the Depositary
shall not make such distribution or offering,
and shall allow any rights, if applicable, to
lapse.  Neither the Company nor the
Depositary nor any of their agents assumes
any obligation or shall be subject to any
liability under the Deposit Agreement to
Owners or Beneficial Owners of Receipts,
except that they agree to perform their
obligations specifically set forth in the
Deposit Agreement without negligence or bad
faith.  The Depositary shall not be subject to
any liability with respect to the validity or
worth of the Deposited Securities.  Neither
the Depositary nor the Company nor their
respective controlling persons and agents
shall be under any obligation to appear in,
prosecute or defend any action, suit or other
proceeding in respect of any Deposited
Securities or in respect of the Receipts on
behalf of any Owner, Beneficial Owner or
other person, which in its opinion may
involve it in expense or liability, unless
indemnity satisfactory to it against all
expense and liability shall be furnished as
often as may be required, and the Custodian
shall not be under any obligation whatsoever
with respect to such proceedings, the
responsibility of the Custodian being solely to
the Depositary.  Neither the Depositary nor
the Company nor their respective controlling
persons and agents shall be liable for any
action or nonaction by it or them in reliance
upon the advice of or information from legal
counsel, accountants, any person presenting
Shares for deposit, any Owner or Beneficial
Owner of a Receipt, or any other person
believed by it or them in good faith to be
competent to give such advice or information.
Each of the Depositary, its controlling
persons and its agents and the Company, its
controlling persons and its agents may rely
and shall be protected in acting upon any
written notice, request, direction or other
document believed by it to be genuine and to
have been signed or presented by the proper
party or parties.  The Depositary shall not be
liable for any acts or omissions made by a
successor depositary whether in connection
with a previous act or omission of the
Depositary or in connection with any matter
arising wholly after the removal or
resignation of the Depositary, provided that in
connection with the issue out of which such
potential liability arises the Depositary
performed its obligations without negligence
or bad faith while it acted as Depositary.  The
Depositary shall not be responsible for any
failure to carry out any instructions to vote
any of the Deposited Securities, or for the
manner in which any such vote is cast or the
effect of any such vote, provided that any
such action or nonaction is in good faith.
      No disclaimer of liability under the
Securities Act is intended by any provision of
the Deposit Agreement.
19.	RESIGNATION AND REMOVAL
OF THE DEPOSITARY.
      The Depositary may at any time
resign as Depositary under the Deposit
Agreement by written notice of its election so
to do delivered to the Company, such
resignation to take effect upon the
appointment of a successor depositary and its
acceptance of such appointment as provided
in the Deposit Agreement.  The Depositary
may at any time be removed by the Company
by 60 days prior written notice of such
removal, which shall become effective upon
the later to occur of (i) the 60th day after
delivery of the notice to the Depositary or (ii)
the appointment of a successor depositary and
its acceptance of such appointment as
provided in the Deposit Agreement.
Whenever the Depositary in its discretion
determines that it is in the best interest of the
Owners of Receipts to do so, it may appoint a
substitute custodian.
20.	AMENDMENT.
      The form of the Receipts and any
provisions of the Deposit Agreement may at
any time and from time to time be amended
by agreement between the Company and the
Depositary without the consent of Owners
and Beneficial Owners in any respect which
they may deem necessary or desirable.  Any
amendment which shall impose or increase
any fees or charges (other than taxes and
other governmental charges, registration fees,
cable, telex or facsimile transmission costs,
delivery costs or other such expenses), or
which shall otherwise prejudice any
substantial existing right of Owners of
Receipts, shall, however, not become
effective as to outstanding Receipts until the
expiration of thirty (30) days after notice of
such amendment shall have been given to the
Owners of outstanding Receipts.  Every
Owner and Beneficial Owner of a Receipt at
the time any amendment so becomes effective
shall be deemed, by continuing to hold such
Receipt, to consent and agree to such
amendment and to be bound by the Deposit
Agreement as amended thereby.  In no event
shall any amendment impair the right of the
Owner of any Receipt to surrender such
Receipt and receive therefor the Deposited
Securities represented thereby, except in
order to comply with mandatory provisions of
applicable law.
21.	TERMINATION OF DEPOSIT
AGREEMENT.
      The Depositary shall at any time at the
direction of the Company terminate the
Deposit Agreement by mailing notice of such
termination to the Owners of all Receipts then
outstanding at least thirty (30) days prior to
the date fixed in such notice for such
termination.  The Depositary may likewise
terminate the Deposit Agreement by mailing
notice of such termination to the Company
and the Owners of all Receipts then
outstanding, if at least 90 days shall have
passed since the Depositary shall have
delivered to the Company a written notice of
its election to resign and a successor
depositary shall not have been appointed and
accepted its appointment as provided in the
Deposit Agreement.  On and after the date of
termination, the Owner of a Receipt will,
upon (a) surrender of such Receipt at the
Corporate Trust Office of the Depositary, (b)
payment of the fee of the Depositary for the
surrender of Receipts referred to in Section
2.5 of the Deposit Agreement and (c)
payment of any applicable taxes or
governmental charges, be entitled to delivery,
to him or upon his order, of the amount of
Deposited Securities represented by the
American Depositary Shares evidenced by
such Receipt.  If any Receipts shall remain
outstanding after the date of termination, the
Depositary thereafter shall discontinue the
registration of transfers of Receipts, shall
suspend the distribution of dividends to the
Owners thereof, and shall not give any further
notices or perform any further acts under the
Deposit Agreement, except that the
Depositary shall continue to collect dividends
and other distributions pertaining to
Deposited Securities, shall sell rights and
other property as provided in the Deposit
Agreement, and shall continue to deliver
Deposited Securities, together with any
dividends or other distributions received with
respect thereto and the net proceeds of the
sale of any rights or other property, in
exchange for Receipts surrendered to the
Depositary (after deducting, in each case, the
fee of the Depositary for the surrender of a
Receipt, any expenses for the account of the
Owner of such Receipt in accordance with the
terms and conditions of the Deposit
Agreement and any applicable taxes or
governmental charges).  At any time after the
expiration of one year from the date of
termination, the Depositary may sell the
Deposited Securities then held under the
Deposit Agreement and may thereafter hold
uninvested the net proceeds of any such sale,
together with any other cash then held by it
thereunder, unsegregated and without liability
for interest, for the pro rata benefit of the
Owners of Receipts which have not
theretofore been surrendered, such Owners
thereupon becoming general creditors of the
Depositary with respect to such net proceeds.
After making such sale, the Depositary shall
be discharged from all obligations under the
Deposit Agreement, except to account for
such net proceeds and other cash (after
deducting, in each case, the fee of the
Depositary for the surrender of a Receipt, any
expenses for the account of the Owner of
such Receipt in accordance with the terms
and conditions of the Deposit Agreement, and
any applicable taxes or governmental
charges) and except as provided in Section
5.8 of the Deposit Agreement.  Upon the
termination of the Deposit Agreement, the
Company shall be discharged from all
obligations under the Deposit Agreement
except for its obligations to the Depositary
under Sections 5.8 and 5.9 of the Deposit
Agreement.
22.	COMPLIANCE WITH U.S.
SECURITIES LAWS.
      Notwithstanding anything in the
Deposit Agreement or this Receipt to the
contrary, the Company and the Depositary
each agrees that it will not exercise any rights
it has under the Deposit Agreement to permit
the withdrawal or delivery of Deposited
Securities in a manner which would violate
the U.S. securities laws, including, but not
limited to, Section I.A.(1) of the General
Instructions to the Form F-6 Registration
Statement, as amended from time to time,
under the Securities Act.
23.	SUBMISSION TO
JURISDICTION; APPOINTMENT
OF AGENT FOR SERVICE OF
PROCESS.
      The Company hereby (i) irrevocably
designates and appoints National Registered
Agents, Inc., 875 Avenue of the Americas,
Suite 501, New York, New York  10001, as
the Companys authorized agent upon which
process may be served in any suit or
proceeding arising out of or relating to the
Shares or Deposited Securities, the American
Depositary Shares, the Receipts or the
Deposit Agreement, (ii) consents and submits
to the jurisdiction of any state or federal court
in the State of New York in which any such
suit or proceeding may be instituted, and (iii)
agrees that service of process upon said
authorized agent shall be deemed in every
respect effective service of process upon the
Company in any such suit or proceeding.  The
Company agrees to deliver, upon the
execution and delivery of the Deposit
Agreement, a written acceptance by such
agent of its appointment as such agent.  The
Company further agrees to take any and all
action, including the filing of any and all such
documents and instruments, as may be
necessary to continue such designation and
appointment in full force and effect for so
long as any American Depositary Shares or
Receipts remain outstanding or the Deposit
Agreement remains in force.  In the event the
Company fails to continue such designation
and appointment in full force and effect, the
Company hereby waives personal service of
process upon it and consents that any such
service of process may be made by certified
or registered mail, return receipt requested,
directed to the Company at its address last
specified for notices hereunder, and service
so made shall be deemed completed five (5)
days after the same shall have been so mailed.
24.	WAIVER OF IMMUNITIES.
      To the extent that the Company or any
of its properties, assets or revenues may have
or may hereafter become entitled to, or have
attributed to it, any right of immunity, on the
grounds of sovereignty or otherwise, from
any legal action, suit or proceeding, from the
giving of any relief in any respect thereof,
from setoff or counterclaim, from the
jurisdiction of any court, from service of
process, from attachment upon or prior to
judgment, from attachment in aid of
execution of judgment, or from execution of
judgment, or other legal process or
proceeding for the giving of any relief or for
the enforcement of any judgment, in any
jurisdiction in which proceedings may at any
time be commenced, with respect to its
obligations, liabilities or any other matter
under or arising out of or in connection with
the Shares or Deposited Securities, the
American Depositary Shares, the Receipts or
the Deposit Agreement, the Company, to the
fullest extent permitted by law, hereby
irrevocably and unconditionally waives, and
agrees not to plead or claim, any such
immunity and consents to such relief and
enforcement.
25.	DELIVERY OF INFORMATION
TO THE CVM.
      Each of the Depositary and the
Company hereby confirms to the other that
for as long as the Deposit Agreement is in
effect, it shall furnish the CVM and the
Central Bank of Brazil, at any time and
within the period that may be determined,
with any information and documents related
to the American Depositary Receipt program
and the Receipts issued under the Deposit
Agreement.  In the event that the Depositary
or the Custodian shall be advised in writing
by reputable independent Brazilian counsel
that the Depositary or Custodian reasonably
could be subject to criminal, or material, as
reasonably determined by the Depositary,
civil, liabilities as a result of the Company
having failed to provide such information or
documents reasonably available only through
the Company, the Depositary shall have the
right to terminate the Deposit Agreement,
upon at least 15 days prior written notice to
the Owners and the Company, and the
Depositary shall not be subject to any liability
thereunder on account of such termination or
such determination.  The effect of any such
termination of the Deposit Agreement shall
be as provided in Section 6.2 of the Deposit
Agreement.
26.	DISCLOSURE OF INTERESTS.
      Notwithstanding any other provision
of the Deposit Agreement, each Owner agrees to comply with requests from the Company pursuant to Brazilian law, the rules and requirements of the CVM and the Sao Paulo
Stock Exchange, and any other stock
exchange on which the Shares are, or will be, registered, traded or listed or the Estatuto
Social of the Company, which requests are made to provide information, inter alia as to the capacity in which such Owners own or owned Receipts and regarding the identity of any other persons then or previously having a beneficial interest in such Receipts and the nature of such interest and various other matters. Each Owner agrees to provide any information requested by the Company or the Depositary pursuant to this Article or Section
3.5 of the Deposit Agreement.  The
Depositary agrees to comply with reasonable written instructions received from time to time from the Company requesting that the Depositary forward any such requests to the Owners and to forward to the Company any such responses to such requests received by the Depositary.